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                                  EXHIBIT 23.1

                            Consent of Ernst & Young

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                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Michaels Stores, Inc. for the registration of 280,000 shares of its common stock and to the incorporation by reference therein of our report dated February 26, 1993, with respect to the financial statements and our report dated April 29,1993 with respect to the financial statement schedules of Michaels Stores, Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended January 31,1993 filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young
                                                    ERNST & YOUNG

Dallas, Texas
February 16, 1994